Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-212832 on Form S-3 of our report dated March 30, 2020, relating to the financial statements and financial statement schedules of CIM Real Estate Finance Trust, Inc. appearing in the Annual Report on Form 10-K of CIM Real Estate Finance Trust, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 30, 2020